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                                                                   EXHIBIT 10.10
                                                                   -------------

                                    FORM OF
                                 VISTANA, INC.
                           INDEMNIFICATION AGREEMENT
                           -------------------------


     INDEMNIFICATION AGREEMENT (this "Agreement") dated as of February 10, 1997, between VISTANA, INC., a Florida corporation (the "Company"), and
___________________ ("Indemnitee"):


                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Indemnitee is or has agreed to become an officer and/or director of the Company and in such capacity performs or will perform a valuable service for the Company;

     WHEREAS, the Company's Articles of Incorporation (the "Articles of Incorporation") authorize the Company to indemnify its officers and directors in accordance with the Florida Business Corporation Act (the "Act");

     WHEREAS, Section 607.0850 of the Act provides that the indemnification provided under the Act is not exclusive of any other rights in respect to indemnification or otherwise to which those seeking indemnification may be entitled under the Company's Articles of Incorporation, an agreement, a vote of shareholders or disinterested directors, or otherwise, to the extent the provisions of such instruments or contract are consistent with the Act;

     WHEREAS, the Act thus contemplates that agreements may be entered into between the Company and the Company's directors and officers with respect to indemnification of such individuals; and

     WHEREAS, in order to encourage Indemnitee to begin or to continue to serve as an officer or a member of the Board of Directors of the Company, and to perform other designated services for the Company at its request, the Company has determined and agreed to enter into this Agreement with Indemnitee;

     NOW, THEREFORE, in consideration of Indemnitee's continued service as an officer and/or director of the Company, and the performance of such other services as requested by the Company, the parties hereby agree as follows:

     1.   Statutory Indemnity of Indemnitee.  Except as expressly set forth
          ---------------------------------
herein and subject to the provisions of this Agreement, the Company shall defend, hold harmless and indemnify Indemnitee to the full extent authorized or permitted by the provisions of the Act, as currently in effect, or by any amendment thereof or other statutory provision authorizing or permitting such indemnification adopted after the date hereof.
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     2.   General Indemnity.  Except as expressly set forth herein and subject
          -----------------
to the provisions of this Agreement, in addition to any other indemnification to which Indemnitee may be entitled pursuant to the Act, the Company's Articles of Incorporation or Bylaws, or otherwise, the Company shall defend, hold harmless and indemnify Indemnitee in the event Indemnitee was, is, or is threatened to be made a named defendant or respondent, in any threatened, pending or completed dispute, action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that Indemnitee is or was an officer, director, employee or agent of the Company, or is or was serving at the request of the Company as an officer, director, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against any obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employment benefit plan), expenses (including attorneys' fees), and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with such dispute, action, suit or proceeding. For purposes of this Section 2, Indemnitee shall be considered to be serving an employee benefit plan at the request of the Company if Indemnitee's duties to the Company also impose duties on, or otherwise involve services by, Indemnitee to the plan or to participants in or beneficiaries of the plan.

     3.   Limitations on General Indemnity.
          --------------------------------

          (a) The Company shall not be liable under this Agreement to make any payment of amounts otherwise subject to indemnification hereunder if and to the extent Indemnitee has otherwise actually received such payment under directors' and officers' liability insurance carried by the Company, or pursuant to any other insurance policy, contract, agreement or otherwise.

          (b) No indemnity pursuant to Section 2 of this Agreement shall be paid by the Company to the extent of any liability incurred in a proceeding in which Indemnitee is adjudged liable to the Company or is subjected to injunctive relief in favor of the Company:

                    (i) for any appropriation, in violation of Indemnitee's duties, of any business opportunities of the Company;

                    (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;

                    (iii)  for the types of liability set forth in Section
          607.0834 of the Act (relating to unlawful payment of dividends, etc.);

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                    (iv)   for any transaction from which Indemnitee received
          any improper personal benefit;

                    (v) for any action or inaction by Indemnitee, which action or inaction is beyond the scope of his duties as an officer, director, or agent of the Company, or which action or inaction is beyond the scope of his duties, while serving at the request of the Company, as an officer, director, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise;

                    (vi) in connection with or as a result of any action, suit or proceeding brought by the Company or any of its subsidiaries, except a derivative proceeding commenced by any third party; or

                    (vii) for matters as to which indemnification would be in contravention of the laws of the State of Florida or of the United States of America, whether as a matter of policy or pursuant to statutory provision.

     4.   Notification and Defense of Claim.
          ---------------------------------

          (a) Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereto is to be made against the Company under this Agreement, promptly notify the Company of the commencement thereof, but the failure to so notify the Company will not relieve the Company from any liability which it may have to Indemnitee otherwise under this Agreement, unless such failure causes the rights of the Company to be materially prejudiced.. With respect to any such action, suit or proceeding as to which Indemnitee so notifies the Company:

                    (i) the Company will be entitled to participate therein at its own expense; and

                    (ii) except as otherwise provided below, to the extent that it may desire, the Company may assume the defense thereof.

          (b) After notice from the Company to Indemnitee of the Company's election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ counsel of Indemnitee's choosing in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of

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the defense thereof shall be at the expense of Indemnitee unless (x) the employment of counsel by Indemnitee has been authorized in writing by the Company, (y) the Company and Indemnitee shall reasonably conclude that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action, or (z) the Company shall not in fact have timely employed counsel to assume the defense of such action, in each of which cases the reasonable fees and expenses of Indemnitee's counsel shall be paid by the Company.

          (c) The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending action, suit or proceeding without the Company's prior written consent. The Company shall not settle any such action, suit or proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's prior written consent. Neither the Company nor Indemnitee will unreasonably withhold consent to any proposed settlement.

     5.   Prepayment Of Expenses.  Unless Indemnitee otherwise elects, expenses
          ----------------------
incurred in defending any civil or criminal action, suit or proceeding will be paid by the Company in advance of the final disposition of such action, suit or proceeding if: (i) Indemnitee furnishes the Company a written affirmation of Indemnitee's good faith belief that Indemnitee's conduct does not constitute behavior of the kind described in Section 3(b) of this Agreement; and (ii) Indemnitee furnishes the Company a written undertaking to repay any advances if it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company under this Agreement (which written undertaking will provide that the Company shall be entitled to collect its attorneys' fees and other out-of-pocket costs incurred in connection with the enforcement of such undertaking).

     6.   Continuation Of Indemnity.  Subject to Sections 2 and 3 hereof, all
          -------------------------
agreements and obligations of the Company contained in this Agreement shall continue during the period Indemnitee is an officer or director of the Company and shall continue thereafter so long as Indemnitee shall be subject to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that Indemnitee was an officer, employee or agent of the Company, or is or was serving at the request of the Company as an officer, director, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise.

     7.   Enforcement.
          -----------

          (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or to continue

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to serve as a director and/or officer of the Company and/or a subsidiary or other affiliate of the Company, and acknowledges that Indemnitee is relying upon this Agreement in agreeing to serve or to continue to serve in such capacity.

          (b) In the event Indemnitee is required to bring any action to enforce Indemnitee's rights or to collect moneys due under this Agreement and is successful in such action, the Company shall promptly reimburse Indemnitee for all of Indemnitee's reasonable fees and expenses in bringing and pursuing such action, including reasonable attorneys' fees, court costs and other related expenses.

     8.   Severability; Reformation.  Each of the provisions of this Agreement
          -------------------------
is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable in whole or in part for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. In the event that all or any portion of this Agreement is ever held void or unenforceable by a court of competent jurisdiction, then the parties hereto expressly authorize such court to modify any provision(s) held void or unenforceable to the extent, and only to the extent, necessary to render it valid and enforceable.

     9.   Notices.  All notices, demands and other communications required or
          -------
permitted hereunder ("Notices") shall be in writing and shall be deemed to have been duly given (i) if delivered personally, upon receipt of delivery; or (ii) if mailed by certified mail, return receipt requested, with proper postage prepaid, on the fifth (5th) business day after mailing. All Notices shall be delivered or addressed as follows:

     If to the Company:

          Vistana, Inc.
          8801 Vistana Centre Drive
          Orlando, Florida  32821

          Attention:  Chairman of the Board
          ---------

     If to the Indemnitee:

          ____________________
          ____________________
          ____________________

     Any party may change its address for Notices by giving a Notice hereunder specifically setting forth such new address. If receipt of any Notice is refused, such Notice shall be deemed to have been given on the date of such refusal to accept receipt.

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     10.  Miscellaneous.
          -------------

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the principles of conflicts of law thereof.

          (b) Neither this Agreement nor any rights or obligations hereunder shall be assigned or transferred by Indemnitee and any such assignment shall render this Agreement null and void for all purposes and in all respects.

          (c) This Agreement shall be binding upon Indemnitee and upon the Company, and their respective successors and assigns, including successors by merger or consolidation, and shall inure to the benefit of Indemnitee, his or her heirs and personal representatives, and to the benefit of the Company, its successors and assigns.

          (d) No amendment, modification or termination of this Agreement shall be effective unless in writing signed by both parties hereto.

          (e) Whenever the masculine, feminine or neuter gender is used in this Agreement, it shall, where appropriate and the context so requires, include the other genders as well, and the plural shall include the singular and the singular the plural where appropriate and the context so requires.

          (f) This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

          (g) The provisions of this Agreement shall cover claims, actions, suits and proceedings, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions that heretofore have taken place.



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  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.


                              THE COMPANY:
                              -----------

                              VISTANA, INC., a Florida corporation



                              By:________________________________
                                 Name:
                                 Title:


                              INDEMNITEE:
                              ----------


                              ____________________________________
                              Print Name:

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